                                                                  EXHIBIT 10.23

                    FOURTH AMENDMENT TO LEASE

This fourth amendment to lease ("Fourth Amendment") is made this 31st day of May, 1996 by and between Sobrato Interests, a California limited partnership ("Landlord") and Affymetrix, a California Corporation ("Tenant"), as successor lessee from Affymax Research Institute ("Affymax").

                            WITNESSETH

WHEREAS Landlord and Affymax entered into a lease dated March 5, 1992, a First Amendment to Lease dated December 23, 1992, a Second Amendment to Lease dated February 7, 1994 and a Third Amendment to Lease dated April 5, 1995 (collectively the "Lease") for the premises ("Premises") located at 3380 Central Expressway, Santa Clara, California; and

WHEREAS Tenant was a subtenant under Affymax as to the entire Premises under the Lease and the sublease was terminated and Tenant has become the Tenant under the Lease in place of Affymax, and;

WHEREAS effective the date of this Fourth Amendment, Landlord and Tenant wish to modify the Lease to (i) reflect Tenant's exercise of its option to extend the term as defined in paragraph 2 of the Third Amendment to Lease, (ii) revise the Option Term as defined in Lease paragraph 36, and (iii) delete the references to the 3410 Central lease;

NOW, THEREFORE, in order to effect the intent of the parties as set forth above and for good and valuable consideration exchanged between the parties, the Lease is amended as follows:

1. The term of the Lease is extended by 82 months so as to provide for an Expiration Date of August 31, 2003.

2.  Base Monthly Rent during the option period shall be according to the following:
    November 1, 1996 through August 31, 1998:     $44,505.60 per month
    September 1, 1998 through August 31, 2003:    $52,001.28 per month

3.  The Option Term as defined in Lease paragraph 36 is changed from twelve
(12) months to thirty-six (36) months.

4. Paragraph 3 of the First Amendment to Lease is hereby deleted in its entirety which paragraph provided that if the Tenant exercises its option to extend, the Lease shall be revised to conform to the provisions of the Lease with the terms and conditions of the 3410 Central lease ("3410 Central Lease"). In addition , the cross default provisions of the Lease are deleted whereby a default on the 3410 Lease is a default upon the Lease and a default on the Lease is a default on the 3410 Lease.

5. All defined terms shall have the same meanings as in the Lease, except as otherwise stated in this Fourth Amendment.

6. Except as hereby amended, the Lease and all of the terms, covenants and conditions thereof shall remain unmodified and in full force and effect. In the event of any conflict or inconsistency between the terms and provisions of this Fourth Amendment and the terms and provisions of the Lease, the terms and provisions of this Fourth Amendment shall prevail.

IN WITNESS WHEREOF, the parties hereto have set their hands to this Fourth Amendment as of the day and date first above written.

LANDLORD                               TENANT
Sobrato Interests,                     Affymetrix, Inc.,
a California limited partnership       a California corporation



By: /s/ John Michael Sobrato           By: /s/ Stephen P.A. Fodor
    ------------------------------         ------------------------------
Its: General Partner                   Its: President
                                            ------------------------------

                                                                  Page 31 of 59